AGREEMENT, FIFTH AMENDMENT TO CREDIT AGREEMENT
AND AMENDMENT TO INTEREST RATE AGREEMENT

This Agreement, Fifth Amendment to Credit Agreement and Amendment to Interest Rate Agreement (this "Amendment") dated as of May 31, 2008 between SANDERS MORRIS HARRIS GROUP INC. (the "Borrower"), a Texas corporation, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the "Lender"), a national banking association;

WITNESSETH:

WHEREAS, the Borrower and the Lender executed and delivered (a) that certain Credit Agreement (as heretofore amended and supplemented, the "Credit Agreement") and (b) that certain Interest Rate Agreement (as heretofore amended and supplemented, the "Interest Rate Agreement"), each dated as of May 9, 2005; and

WHEREAS, the Borrower and the Lender now desire to (a) extend the Termination Date to May 31, 2009; (b) cause the Maximum Commitment to be on and after July 31, 2008 to be the lesser of $5,000,000 or the loan value of certain collateral pledged to secure the Obligations; (c) modify certain financial covenants; (d) make explicit the understanding of the parties that if Adjusted EBITDA for any period is negative, then Adjusted EBITDA for such period shall be considered to be $0.01; (e) change the rate of interest applicable to LIBO Rate Loans; (f) add to the Collateral, and (g) otherwise amend the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower and the Lender do hereby agree as follows:

Section 1. The following definition is hereby added to Section 1.1 of the Credit Agreement:

Security Agreement-Partnership Interest means a security agreement, in Proper Form, covering the Borrower's limited partnership interest in SMH Credit Opportunity Fund, LP.

Section 2. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended to provide as follows:

Leverage Ratio means, on any date, the ratio of (a) Debt as of such date to (b) Adjusted EBITDA for the year then ending; but on any date after March 31, 2008 and before April 1, 2009, "Leverage Ratio" shall mean the ratio, as of such date, of (x) Debt as of such date to (y) the product of (1) the quotient of (A) 365 divided by (B) the number of days from March 31, 2008 to such date times (2) Adjusted EBITDA for the period April 1, 2008 through such date.

Maximum Commitment means (a) until July 31, 2008, $5,000,000, and (b) on and after July 31 2008, the lesser of (1) $5,000,000 or (2) the sum of (A) 50% of

the aggregate fair market value of all marketable securities plus (B) 100% of the aggregate fair market value of all cash and cash equivalents, in each case (x) of the Borrower; (y) of a type acceptable to the Lender, and (z) subject to a perfected first priority and exclusive Lien in favor of Lender pursuant to Security Documents in Proper Form.

Termination Date means the earlier of (a) May 31, 2009 or (b) the date specified by the Lender in accordance with Section 7.1(3).

Section 3. Section 1.2(c) of the Credit Agreement is hereby amended to add thereto the following sentence:

If Adjusted EBITDA for any period is negative, it shall be considered to be $0.01 for such period.

Section 4. The following sentence is hereby added to the end of Section 2.1 of the Credit Agreement:

If the Total Exposure ever exceeds the Maximum Commitment, a prepayment on the Note in the amount of such excess shall be immediately due and payable (and if the then-outstanding principal balance of the Note is less than the amount of such excess, the Borrower shall provide cash collateral for the difference between such excess and the then-outstanding principal balance of the Note, subject to Security Documents in Proper Form), without notice to the Borrower.

Section 5. The following sentence is hereby added to the end of Section 5.2 of the Credit Agreement:

On the first Business Day of each calendar month, beginning August 1, 2008, the Borrower shall furnish to the Lender a report, in form and substance satisfactory to the Lender and prepared as of the last day of the immediately preceding calendar month, detailing the then-current fair market value of the cash, cash equivalents and marketable securities subject to a perfected first priority and exclusive Lien in favor of the Lender and a computation of the components of the determination of the Maximum Credit, as set forth in the definition of such term.

Section 6. Section 5.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

5.3 Financial Tests. Have and maintain at all times (a) total assets under management (including management by Subsidiaries and Affiliates) with a fair value of at least $12,000,000,000; (b) a Liquidity Ratio of at least 1.50 to 1, and (c) a Leverage Ratio of no more than 2.50 to 1.

Section 7. Exhibit. Exhibit D to the Credit Agreement is hereby deleted, and there is hereby substituted therefor a new Exhibit D, which shall be identical to Exhibit D.

Section 8. Section 2.1(a)(1)(B) of the Interest Rate Agreement is hereby amended to read in its entirety as follows:

(B) to the extent such Loan is a LIBO Rate Loan, a rate per annum equal to the applicable LIBO Rate plus 2%,

Section 9. Conditions. This Amendment shall not become effective until the Borrower shall have delivered to the Lender (a) the Security Agreement-Partnership Interest; (b) a Secretary's Certificate; (c) such documents and information as the Lender shall reasonably request, and (d) an amendment fee of $25,000.

Section 10. Representations True; No Default. The Borrower represents and warrants that the representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Borrower hereby certifies that no event has occurred and is continuing which constitutes a Default or an Event of Default.

Section 11. Ratification. Except as expressly amended hereby, the Credit Documents shall remain in full force and effect. The Credit Agreement and the Interest Rate Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect.

Section 12. Definitions and References. Any term used herein which is defined in the Credit Agreement shall have the meaning therein ascribed to it. The terms "Agreement" and "Credit Agreement" as used in the Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended. The terms "Agreement" and "Interest Rate Agreement" as used in the Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower and referring to the Interest Rate Agreement shall mean the Interest Rate Agreement as hereby amended.

Section 13. Expenses: Additional Information. The Borrower shall pay to the Lender all expenses incurred in connection with the execution of this Amendment. The Borrower shall furnish to the Lender all such other documents, consents and information relating to the Borrower as the Lender may reasonably require.

Section 14. Miscellaneous. This Amendment (a) is a Credit Document and (b) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement.

THE CREDIT DOCUMENTS (INCLUDING THIS AMENDMENT AND THE SECURITY AGREEMENT-PARTNERSHIP INTEREST) REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

SANDERS MORRIS HARRIS GROUP INC.,
a Texas corporation

By: B T Morris
Name: Ben T. Morris
Title: CEO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association

By: Kevin K. Rech
Name: KEVIN K. RECH
Title: SR. VICE PRESIDENT

Exhibit D – Certificate of No Default